                                                                       EXHIBIT 1


                             JOINT FILING AGREEMENT

     The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

     This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.


                            [Signature page follows]

                             (Page 14 of 15 Pages)
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     IN WITNESS WHEREOF, the undersigned have caused this Joint Filing Agreement to be duly and validly executed as of the date first written above.

Dated:  January 2, 2001

                              GENERAL MOTORS CORPORATION


                              By:  /s/ Warren G. Andersen
                                   ________________________________________
                                   Name:   Warren G. Andersen
                                   Title:  Attorney and Assistant Secretary

Dated:  January 2, 2001

                              HUGHES ELECTRONICS CORPORATION


                              By:  /s/ Roxanne S. Austin
                                   ___________________________________
                                   Name:   Roxanne S. Austin
                                   Title:  Corporate Senior Vice President
                                           and Chief Financial Officer
Dated:  January 2, 2001

                              DIRECTV BROADBAND INC.


                              By:  /s/ Larry D. Hunter
                                   ___________________________________
                                   Name:   Larry D. Hunter
                                   Title:  Vice President


                             (Page 15 of 15 Pages)